UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 24, 2013 (December 18, 2013)

FIFTH & PACIFIC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 354-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Fifth & Pacific Companies, Inc. (the “Company”) is filing this Current Report on Form 8-K to report the departure of Nicholas Rubino, Senior Vice President – Chief Legal Officer, General Counsel and Secretary of the Company, in connection with the elimination of his position, effective December 28, 2013 (the “ Separation Date”).

As provided in the existing executive severance agreement entered into between the Company and Mr. Rubino in 2012 with respect to a termination without cause, Mr. Rubino will receive cash payments totaling $1,750,000 representing 2 times his base salary and target bonus, and continued medical and executive life insurance coverage for six months from the Separation Date.  Consistent with Company policy for treatment of stock awards scheduled to vest within 90 days of an employee’s termination without cause, vesting for the following unvested stock options, which were scheduled to vest on March 1, 2014, will be accelerated to the Separation Date:
- 18,750 options granted as of March 1, 2011 with an exercise price of $4.97
- 9,375 options granted as of March 1, 2012 with an exercise price of $11.10

The Compensation Committee of the Company’s Board of Directors (the “Committee”) further approved non-accelerated continued vesting of the following unvested stock options, on the original schedule on various future dates in 2014, 2015 and 2016:
- 18,750 options granted as of September 1, 2011 with an exercise price of $5.06
- 18,750 options granted as of March 1, 2012 with an exercise price of $11.10
- 19,875 options granted as of June 3, 2013 with an exercise price of $21.20

In consideration of Mr. Rubino’s nearly 20 years of service and contributions to the Company, and his proximity to retirement status, which would have otherwise occurred on May 9, 2014, under the Company’s stock incentive plan, all vested and outstanding options as of the Separation Date (including those whose vesting has been accelerated) may be exercised until the earlier of (a) the third anniversary of the Separation Date or (b) the original expiration date of the option.  Unvested Options, which will vest on future dates as set forth above, may be exercised until the earlier of (a) the third anniversary of each vesting date or (b) the original expiration date of each option.

In addition, the Committee determined Mr. Rubino will remain eligible to receive an annual incentive bonus for 2013, as determined in its sole discretion.

As a condition to all of the payments, benefits and options treatment provided by Company, Mr. Rubino and the Company will execute a mutual general release of claims.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: December 24, 2013	By:	/s/ George Carrara
	Name:	George Carrara
	Title:	Executive Vice President – Chief Operating Officer,
Chief Financial Officer